UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2009

TEXTRON INC.

 (Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 (b), (c)      On January 16, 2009, the Board of Directors of Textron Inc. (“Textron”) appointed Scott C. Donnelly to the position of President, effective immediately.   Mr. Donnelly will also continue in his role as Chief Operating Officer of Textron as he has since he joined Textron in June 2008.

In view of the appointment of Mr. Donnelly, Lewis B. Campbell has relinquished the title of President, effective January 16, 2009.  Mr. Campbell will continue in his role as Chairman and Chief Executive Officer of Textron.

Reference is made to Textron’s Current Report on Form 8-K filed on June 30, 2008 for Mr. Donnelly’s biographical information and for information regarding his compensation arrangements.  In addition, as a result of his appointment to the position of President, his base salary was increased from $850,000 to $935,000 per year, and he will also receive a one-time grant of cash-settled restricted stock units valued at $1 million which will vest in equal installments over the next three years and will receive dividend equivalent payments on a quarterly basis prior to vesting.

(e)      On January 23, 2009, the Organization and Compensation Committee of the Board of Directors of Textron approved the design of the annual and long-term incentive compensation program for 2009 with respect to Textron’s executive officers, including grant levels under these arrangements for such executive officers as well as the mix of grant type and the type of metrics to be used for performance goals for such executive officers for 2009 and for the 2009-2011 performance share unit cycle.  Other than as described herein, awards of stock options, restricted stock units and performance share units operate on substantially the same terms as those granted in prior years.

Incentive payments to executive officers for 2009 under the Textron Inc. Short-Term Incentive Plan (As amended and restated effective July 25, 2007) will be based on the following:

•	Achieving earnings per share target: 45%
•	Achieving enterprise return on invested capital target: 25%
•	Achieving workforce diversity target: 5%
•	Achieving cash efficiency target: 25%

Target payouts for the named executive officers range from 65% to 100% of the executive’s base salary, and the maximum payout on these components, regardless of how much the targets are exceeded, will be 200%.

For 2009 awards under the Textron Inc. 2007 Long-Term Incentive Plan (amended and restated as of May 1, 2007), as amended, the mix of grant types will be redistributed such that 15% of the grant value for each executive officer will be awards in the form of stock options, 30% in the form of restricted stock units and 55% in the form of performance share units.  Restricted stock units awarded in 2009 to executive officers will be settled in cash upon vesting.  These awards will also receive dividend equivalent payments on a quarterly basis prior to vesting.

In addition, performance share units granted for the 2009-2011 cycle will be based 50% on achievement of earnings per share targets, 25% on enterprise return on invested capital targets and 25% on cash efficiency targets.  The Committee will set the targets for each factor annually to ensure that targets are appropriate for the economic conditions during each year of the performance cycle. The maximum payout on performance share units will be 150%.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit
Number                                Description

99.1	Objectives for Executive Officers under Textron Inc. Short-Term Incentive Plan.

99.2	Performance Factors for Executive Officers for Performance Share Units under Textron Inc. 2007 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date: January 23, 2009	By:	/s/ John D. Butler
John D. Butler
Executive Vice President Administration and Chief Human Resources Officer